As filed with the Securities and Exchange Commission on January 6, 2023

Registration No. 333-265839

Registration No. 333-269144

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

on

FORM S-8

to

REGISTRATION STATEMENT ON FORM S-4

UNDER THE SECURITIES ACT OF 1933

UNITED COMMUNITY BANKS, INC.

(Exact name of registrant as specified in its charter)

Georgia	58-1807304
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

125 Highway 515 East

Blairsville, Georgia 30512

(Address of principal executive offices) (Zip Code)

Progress Financial Corporation 2008 Incentive Stock Compensation Plan

Progress Financial Corporation 2016 Equity Incentive Plan

(Full title of the plans)

Melinda Davis Lux

General Counsel and Corporate Secretary

United Community Banks, Inc.

2 West Washington Street, Suite 700

Greenville, SC 29601

(Name and address of agent for service)

(864) 241-8736

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

United Community Banks, Inc., a Georgia corporation (the “Registrant”) hereby files this Post-Effective Amendment No. 1 on Form S-8 (this “Registration Statement” or this “Post-Effective Amendment”) to amend:

•	its Registration Statement on Form S-4 (File No. 333-265839) filed with the Securities and Exchange Commission (the “Commission”) on June 24, 2022, as amended by Pre-Effective Amendment No. 1 filed with the Commission on July 1, 2022 (the “Form S-4”), which the Commission declared effective on July 1, 2022, and

•	its Registration Statement on Form S-4MEF (File No. 333-269144) filed with the Commission on January 6, 2023 (the “Form S-4MEF”).

The Registrant filed the Form S-4 and the Form S-4MEF in connection with the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of May 3, 2022 (the “Merger Agreement”), by and between Progress Financial Corporation, an Alabama corporation (“Progress”) and Registrant. Pursuant to the terms of the Merger Agreement, Progress merged with and into the Registrant, with the Registrant continuing as the surviving corporation effective on January 1, 2023 (the “Effective Time”).

Pursuant to the Merger Agreement, as of the Effective Time, each Progress outstanding stock option other than any stock option cancelled in exchange for cash (a “Progress Stock Option”), was assumed by the Registrant. Each assumed stock option may be exercised solely for shares of the Registrant’s common stock, and (i) the number of shares of common stock subject to such assumed stock option will be equal to (A) the number of shares of Progress common stock subject to such stock option immediately prior to the Effective Time multiplied by (B) 0.770 (rounded down to the nearest whole share), and (ii) the per share exercise price under each such stock option will be adjusted to equal the quotient of (x) the exercise price per share of such stock option immediately prior to the Effective Time divided by (y) 0.770 (rounded up to the nearest whole cent).

The 643,298 shares of common stock covered by this Post-Effective Amendment were originally registered under the Form S-4 and Form S-4MEF but will now be subject to issuance pursuant to this Post-Effective Amendment. All filing fees payable in connection with the issuance of these shares were previously paid in connection with the filing of the Form S-4 and the Form S-4MEF.

PART I

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to each participant with a Progress Stock Option as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Commission by the Registrant are hereby incorporated into this Registration Statement by reference:

1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Commission on February 25, 2022;

2.	The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2022 filed with the Commission on May 5, 2022;

3.	The Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2022 filed with the Commission on August 5, 2022;

4.	The Registrant’s Quarterly Report on Form 10-Q for the period ended September, 2022 filed with the Commission on November 4, 2022;

5.	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 3, 2022, January 19, 2022, April 19, 2022, May 4, 2022, May 19, 2022, July 19, 2022, August 18, 2022, October 18, 2022, and January 4, 2023 (in each case, other than the portions of (including exhibits to those documents deemed “furnished” rather than “filed”); and

6.	The description of the Registrant’s common stock contained in Exhibit 4.1 attached to Registrant’s Annual Report on Form 10-K filed with the Commission on February 25, 2022, and any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date of this Registration Statement (other than any such documents or portions thereof that are furnished and not deemed filed with the Commission), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant’s articles of incorporation, as amended, provide that no director of the Registrant shall be personally liable to Registrant or its shareholders for breach of his or her duty of care or other duty as a director, but only to the extent permitted from time to time by the Georgia Business Corporation Code.

The Registrant’s bylaws require it to indemnify its directors, officers, employees, and agents against judgments, fines, penalties, amounts paid in settlement, and expenses, including attorneys’ fees, resulting from various types of legal actions or proceedings instituted by third parties if the actions of the director, officer, employee, or agent being indemnified meet the standards of conduct specified therein.

In addition, the Registrant’s bylaws require it to indemnify its directors, officers, employees, and agents for expenses actually and reasonably incurred in connection with legal actions or proceedings instituted by or in the right of the Registrant to procure a judgment in its favor, if the actions of the director, officer, employee, or agent being indemnified meet the standards of conduct set forth therein. However, the Registrant will not indemnify a director, officer, employee, or agent for such expenses if such person is adjudged liable to the Registrant, unless so ordered by the court in which the legal action or proceeding is brought.

A determination concerning whether or not the applicable standard of conduct has been met by a director, officer, employee, or agent seeking indemnification must be made by (1) a disinterested majority of the board of directors, (2) the Registrant’s legal counsel, if a quorum of disinterested directors is not obtainable or if the disinterested directors so order, or (3) an affirmative vote of a majority of shares held by the shareholders. No indemnification may be made to or on behalf of a director, officer, employee, or agent in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him or her.

As provided under Georgia law, the liability of a director may not be eliminated or limited (1) for any appropriation, in violation of his duties, of any business opportunity of the Registrant, (2) for acts or omissions which involve intentional misconduct or a knowing violation of law, (3) for unlawful corporate distributions, or (4) for any transaction from which the director received an improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Registrant’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

The Registrant’s directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omission, subject to certain limitations.

The foregoing is only a general summary of certain aspects of Georgia law and the Registrant’s articles of incorporation, as amended and bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those laws of Georgia referenced above and the Registrant’s articles of incorporation, as amended and bylaws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The list of exhibits is set forth under “Exhibit Index” immediately preceding the signature pages hereto and is incorporated by reference herein.

ITEM 9. UNDERTAKINGS.

1. The undersigned registrant hereby undertakes:

(a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Nelson Mullins Riley & Scarborough, LLP regarding the validity of the securities to be issued. *

10.1	Progress Financial Corporation 2008 Incentive Stock Compensation Plan. *

10.2	Progress Financial Corporation 2016 Equity Incentive Plan. *

23.1	Consent of PricewaterhouseCoopers LLP. *

23.2	Consent of Nelson Mullins Riley & Scarborough, LLP (included in Exhibit 5.1).

24.1	Power of Attorney for United Community Banks, Inc. directors (contained on the signature pages of the Form S-4 Registration Statement).

  * Filed herewith.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, South Carolina, on January 6, 2023.

UNITED COMMUNITY BANKS, INC.
(Registrant)

By:	/s/ Melinda Davis Lux
Name: Melinda Davis Lux
Title: Executive Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on January 6, 2023.

By	/s/ H. Lynn Harton
H. Lynn Harton Chairman, President, and Chief Executive Officer (Principal Executive Officer)

By	Jefferson L. Harralson
Jefferson L. Harralson Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By	Alan H. Kumler
Alan H. Kumler Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)

By	*
Thomas A. Richlovsky Lead Independent Director

By	*
Jennifer M. Bazante Director

By	*
Robert Blalock Director

By	*
James P. Clements Director

By	*
Kenneth L. Daniels Director

By	*
Lance F. Drummond Director

By	*
Jennifer Mann Director

By	*
David C. Shaver Director

By	*
Tim Wallis Director

By	*
David H. Wilkins
Director

*By	/s/ H. Lynn Harton
H. Lynn Harton
Attorney-in-Fact